SULLIVAN & WORCESTER
                     ONE POST OFFICE SQUARE
                   BOSTON, MASSACHUSETTS 02109










                                              Boston
                                              January 22, 1996

Prudential Mutual Fund
  Management, Inc.
One Seaport Plaza
New York, N.Y.  10292

              Re:  Prudential Government Securities Trust
                      Rule 24f-2 Notice for Fiscal Year
                      Ended November 30, 1995

Ladies and Gentlemen:

    You have requested our opinion as to certain matters of Massachusetts law in connection with the Notice pursuant to Rule 24f-2 under the Investment Company Act of 1940, as amended, (the
"Notice"), for the fiscal year ended November 30, 1995, being filed by Prudential Government
Securities Trust (formerly "Prudential-Bache Government Securities Trust," and originally, "Chan-cellor Government Securities Trust"), a Massachusetts trust with transferable shares (the "Trust"), established under a Declaration of Trust dated September 22, 1981, as amended and restated by an
Amended and Restated Declaration of Trust dated September 6, 1988, and further amended by a
Certificate of Amendment dated March 1, 1991, and as supplemented by a Certificate of Establish-ment and Designation of Series dated November 1, 1990 (the "Original Certificate"), as amended by an instrument dated July 27, 1995 and further amended by an instrument dated January 19, 1996 (the
Original Certificate, as so amended and further amended, the "Certificate", and such Declaration of
Trust, as so restated and amended, and further amended, and as supplemented by the Certificate, the
"Declaration, as amended").

    We have reviewed the actions taken by the Trustees of the Trust to organize the Trust and to authorize the issuance and sale of shares of beneficial interest of the Trust ("Shares"), and to designate the three separate series of Shares (the Money Market Series, the Short-Intermediate Term
Series and the U.S. Treasury Money Market Series) which have been issued by the Trust to date. In this connection we have examined and are familiar with the Declaration, the By-laws of the Trust, the
Notice, the most recent forms of the Prospectuses and the Statement of Additional Information in-cluded in the Trust's Registration Statement on Form N-1A, certificates of officers of the Trust as to the actions of the Trustees to organize the Trust and to authorize the issuance of Shares and the designation of series of Shares, certificates of Trustees and officers of the Trust and of public officials as to other matters of fact, and such other documents and instruments, certified or otherwise iden-tified to our satisfaction, and such questions of law and fact, as we have considered necessary or appropriate for purposes of the opinions expressed herein. We have assumed the genuineness of the signatures on, and the authenticity of, all documents furnished to us, and the conformity to the origi-nals of documents submitted to us as copies, which we have not independently verified.

    Based upon and subject to the foregoing, we hereby advise you that, in our opinion, under the laws of the Commonwealth of Massachusetts:

    1. The Trust is validly existing as a trust with transferable shares of the type commonly called a Massachusetts business trust.

    2. The Trust is authorized to issue an unlimited number of Shares; the Shares of each series issued by the Trust during the fiscal year ended November 30, 1995 (the "Is-
         sued Shares") were duly and validly authorized by all requisite action of the Trustees of the Trust, and no action of shareholders of the Trust was required in such connection.

    3. The Issued Shares were validly and legally issued, and all of the Issued Shares which remain outstanding at the date hereof are fully paid and non-assessable by the Trust.

    With respect to the opinion stated in paragraph 3 above, we wish to point out that the shareholders of a Massachusetts business trust may under some circumstances be subject to assess-ment at the instance of creditors to pay the obligations of such trust in the event that its assets are insufficient for the purpose.

    This letter expresses our opinions as to the provisions of the Declaration and the laws of
Massachusetts applying to business trusts generally, but does not extend to the Massachusetts Securi-ties Act, or to federal securities or other laws.

    We consent to your filing this opinion with the Securities and Exchange Commission in connection with the filing of the Notice, but we do not thereby concede that we come within the cate-gory of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                             Very truly yours,



                             SULLIVAN & WORCESTER
                             (A REGISTERED LIMITED LIABILITY PARTNERSHIP)

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